Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 29th day of July, 2020, by and between Sunrun Inc., a Delaware corporation (the “Issuer”), and SK E&S Co., Ltd., a company duly organized under the laws of the Republic of Korea (“Subscriber”).

RECITALS

WHEREAS, Subscriber will subscribe for and purchase from the Issuer, and the Issuer will issue to Subscriber, newly issued shares of common stock, par value $0.0001 per share (“Common Stock”), of the Issuer to fund the Issuer’s portion of capital to be contributed to a company to be formed by the Issuer and an affiliate of Subscriber (the “Transaction”); and

WHEREAS, the Issuer desires to issue and sell to Subscriber, and Subscriber desires to subscribe for and purchase from the Issuer, newly issued shares of Common Stock of the Issuer, in accordance with the provisions of this Subscription Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Subscription. Pursuant to the terms and subject to the conditions set forth herein, Subscriber hereby agrees to subscribe for and purchase from the Issuer, and the Issuer hereby agrees to issue and sell to Subscriber (such subscription and issuance, the “Subscription”), upon the payment of the purchase price:

(a)    Immediately prior to the closing of the Transaction with an affiliate of Subscriber (the “Closing”) (which shall occur no later than ten (10) business days after the date hereof), such number of shares of Common Stock (rounded to the nearest whole share) (the “Acquired Shares”) equal to (i) $75 million, divided by (ii) the Share Subscription Price (as defined below), for a purchase price (the “Purchase Price”) equal to $74,999,971.20; and

(b)    The Subscription will be transacted at a price per share of $36.15 (such price per share, the “Share Subscription Price”) as payment in full for the Acquired Shares purchased by the Subscriber hereunder.

2.    Subscription Closing.

(a)    The closing of the Subscription (the “Subscription Closing”) is intended to occur on the same day as, but immediately prior to, the Closing. On the date on which the Subscription Closing occurs (the “Subscription Closing Date”), Subscriber shall deliver to the Issuer the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in writing. On the Subscription Closing Date, the Issuer shall deliver to Subscriber (i) the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) showing Subscriber (or such nominee or custodian) as the owner of the Acquired Shares on and as of the Subscription Closing Date. In the event the Closing fails to occur on or prior to the date that is ten (10) business days after the date hereof, the Issuer shall promptly (and in no event later than the eleventh (11th) business day after the date hereof) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book-entries shall be deemed cancelled; provided, that the return of the funds shall not terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder (including Subscriber’s obligation to purchase the Acquired Shares at the Subscription Closing).

(b)    The Subscription Closing shall be subject to the conditions that, on the Subscription Closing Date:

(i)    no suspension by Nasdaq of the qualification of the Acquired Shares for offering or sale or trading in the United States, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and no objection by Nasdaq to the consummation of the transactions contemplated by this Subscription Agreement shall have been raised;

(ii)    the agreements relating to the Transaction designated as such by agreement of the parties (together with this Subscription Agreement, the “Transaction Agreements”) shall have been duly executed and delivered and such agreements shall be in full force and effect;

(iii)    solely with respect to Subscriber’s obligation to close, (A) all representations and warranties made by the Issuer in this Subscription Agreement that are not qualified by materiality or the absence of a material adverse effect on the business, operations, assets, properties, financial condition, stockholders’ equity or results of operations of the Issuer and its subsidiaries, taken as a whole (a “Material Adverse Effect”) shall be true and correct in all material respects as of the date hereof and as of the Subscription Closing Date as though made on and as of such date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date) and (B) all representations and warranties made by the Issuer in this Subscription Agreement that are already qualified by materiality or the absence of a Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Subscription Closing Date) as though made on and as of such date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date);

(iv)    solely with respect to the Issuer’s obligation to close, (A) all representations and warranties made by Subscriber in this Subscription Agreement that are not qualified by materiality or the absence of a Material Adverse Effect shall be true and correct in all material respects as of the date hereof and as of the Subscription Closing Date as though made on and as of such date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date) and (B) all representations and warranties made by Subscriber in this Subscription Agreement that are already qualified by materiality or the absence of a Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Subscription Closing Date as though made on and as of such date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date);

(v)    solely with respect to Subscriber’s obligation to close, the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing;

(vi)    solely with respect to Subscriber’s obligation to close, no event or circumstance has occurred with respect to the Issuer or any of its subsidiaries or its or their business, operations, assets, properties, financial conditions, stockholders’ equity or results of operation, which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(vii)    no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby and no governmental authority shall have threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(c)    At the Subscription Closing, the parties hereto shall make reasonable efforts to execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(d)    For purposes of this Subscription Agreement, “business day” shall mean any day other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York and Seoul, South Korea are required or authorized by applicable law to be closed for business.

3.    Issuer Representations and Warranties. The Issuer represents and warrants that:

(a)    The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each of the Issuer’s subsidiaries has been duly incorporated, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Issuer and each of its subsidiaries has all corporate power and authority to lease and operate its properties and conduct its business as presently conducted. The Issuer has all corporate power and authority to and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)    As of the Subscription Closing Date, the Acquired Shares will be duly authorized by the Issuer and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will be free and clear of all encumbrances, liens, restrictions, and any pre-emptive or similar rights, except for restrictions on transfer imposed by applicable securities laws.

(c)    This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, is the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)    The execution, delivery and performance by the Issuer of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), and the issuance and sale by the Issuer of the Acquired Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject; (ii) the organizational documents of the Issuer or any of its subsidiaries; or (iii) subject to obtaining or making, as the case may be, the Issuer Required Approvals, any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties or assets, except in the case of clauses (i) or (iii) of this paragraph for any such conflicts, breaches, violations, defaults, creations or impositions that would not, individually or in the aggregate, materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the Issuer’s obligations under this Subscription Agreement.

(e)    There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Acquired Shares. Except as described in the SEC Documents (as defined below), there are no voting agreements, agreements restricting the issuance, sale or transfer of securities of the Issuer, option or right of first purchase agreements or other agreements of any kind among the Issuer and any of the stockholders of the Issuer relating to the securities of the Issuer held by them. Except as described in this Subscription Agreement and in the SEC Documents, no person or entity has the right to require the Issuer to register any securities of the Issuer under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Issuer for its own account or for the account of any other person or entity.

(f)    Neither the Issuer nor any of its subsidiaries is (i) in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of the organizational documents of the Issuer or any of its subsidiaries, (ii) in material default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) of (A) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer or any of its subsidiaries is now a party or by which the property or assets of the Issuer or any of its subsidiaries are bound or (B) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties or assets. The Issuer and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Issuer nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any material certificate, authorization or permit.

(g)    Neither the Issuer nor any of its subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, or self-regulatory organization in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, if any, and (iv) clearances, approvals and consents required to be obtained under all applicable antitrust laws (the “Issuer Required Approvals”).

(h)    The Issuer has conducted an assessment and determined that none of the Issuer, any of the Issuer’s subsidiaries, or any of the Issuer’s affiliates (i) produce, design, test, manufacture, fabricate, or develop “critical technologies” as that term is defined in 31 C.F.R. § 800.215; (ii) perform the functions as set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to covered investment critical infrastructure; or (iii) maintain or collect, directly or indirectly, “sensitive personal data” as that term is defined in 31 C.F.R. § 800.241; and, therefore, in turn, is not a “TID U.S. business” within the meaning of 31 C.F.R. § 80.248.

(i)    As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of 2,200,000,000 shares of capital stock, $0.0001 par value per share, of which 2,000,000,000 shares are designated as Common Stock; and 200,000,000 shares are designated as preferred stock. As of the date of this Subscription Agreement, the Issuer has reserved 48,394,822 shares of Common Stock for issuance pursuant to equity incentive plans duly adopted by the Issuer’s board of directors and approved by the Issuer’s stockholders, 9,734,027 shares are subject to outstanding options under such equity incentive plans, 4,484,204 shares are subject to outstanding restricted stock units under such equity incentive plans, and 9,279,342 shares remain available for grants under such equity incentive plans. 8,569,816 shares of Common Stock are reserved for issuance pursuant to the Issuer’s employee stock purchase plan duly adopted by the Issuer’s board of directors and approved by the Issuer’s stockholders. No shares of preferred stock are issued and outstanding. All of the issued and outstanding shares of the Issuer’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable legal requirements. The Issuer shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the purchase of the Acquired Shares hereunder, 2,074,688 shares of Common Stock. All of the authorized shares of Common Stock are entitled to one vote per share.

(j)    Neither the Issuer nor any of its subsidiaries has received any written communication from a governmental entity or third party that alleges that the Issuer or any of its subsidiaries is in material non-compliance with or is in material default or violation of any applicable law, except where any non-compliance, default or violation would not, individually or in the aggregate, have a Material Adverse Effect.

(k)    The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “RUN”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the shares of Common Stock on Nasdaq, to deregister the shares of Common Stock under the Exchange Act or otherwise to the effect that Issuer is not in compliance with the listing or maintenance requirements of Nasdaq. The Issuer has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act. Issuer is in compliance with all such listing and maintenance requirements. The issuance and sale of the Acquired Shares hereunder do not contravene the rules and regulations of Nasdaq.

(l)    Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber. Issuer is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(m)    Neither the Issuer nor anyone acting on its behalf has offered the shares of Common Stock or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than Subscriber, which has been offered shares of Common Stock at a private sale for investment.

(n)    None of the Issuer nor any of its affiliates has offered shares of Common Stock or any similar securities during the six months prior to the date hereof to anyone other than Subscriber in connection with the transactions contemplated hereby. Other than the foregoing and as disclosed in the SEC Documents (as defined below), the Issuer has no current intention to offer shares of Common Stock or any similar security during the six months from the date hereof other than in connection with the transactions contemplated hereby.

(o)    Neither the Issuer nor any person acting on its behalf has offered or sold the Acquired Shares by any form of general solicitation or general advertising, including, but not limited to, the following: (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; (2) any website posting or widely distributed email; or (3) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(p)    A complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission since its initial registration of the shares of Common Stock under the Exchange Act (the “SEC Documents”) is available to Subscriber via the Commission’s EDGAR system. As of their respective dates, the SEC Documents at the time filed complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since January 1, 2017. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents.

(q)    The financial statements included in the SEC Documents, together with the related notes and schedules, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and present fairly, in all material respects, the consolidated financial position of the Issuer and its subsidiaries as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Except for such liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Issuer nor any of its subsidiaries has any liabilities, contingent or otherwise, except as set forth in the most recent consolidated balance sheet of the Issuer and its subsidiaries included in the SEC Documents or those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such consolidated balance sheet. There are no material unconsolidated subsidiaries of the Issuer or any material off-balance sheet arrangements of any type (including any off balance sheet arrangements required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the SEC Documents nor any obligations to enter into any such arrangements.

(r)    The Issuer and each of its subsidiaries, considered as one enterprise, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Securities Act) that are effective in ensuring that information required to be disclosed by the Issuer in the reports that it files or submits under the Securities Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the

Securities Act is accumulated and communicated to the Issuer’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Issuer nor any of its subsidiaries have received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Issuer or any of its subsidiaries.

(s)    Since December 31, 2019, except as expressly contemplated by this Subscription Agreement or specifically disclosed in any SEC Documents filed since December 31, 2019 and prior to the date of this Agreement, the Issuer has conducted its business in the ordinary course and in a manner consistent with past practice, and there has not been any Material Adverse Effect with respect to the Issuer.

(t)    Except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (i) action, suit, claim, hearing, investigation or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or any of its subsidiaries, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer or any of its subsidiaries.

(u)    The Issuer has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Acquired Shares, and the Issuer is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Acquired Shares. Neither the Issuer nor any of its affiliates nor any other person acting on its behalf (other than its officers acting in such capacity) has solicited offers for, or offered or sold, the Acquired Shares.

4.    Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a)    Subscriber has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation. Subscriber has all corporate power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)    This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)    Subscriber is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Subscriber of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings with the Commission, (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, if any, and (iv) clearances, approvals and consents required to be obtained under all applicable antitrust laws (the “Subscriber Required Approvals”).

(d)    The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, (ii) the organizational documents of Subscriber, or (iii) subject to obtaining or making, as the case may be, any Subscriber Required Approvals, any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties; except in the case of clauses (i) or (iii) of this paragraph for any such conflicts, breaches, violations, defaults, creations or impositions that would not, individually or in the aggregate, materially affect the legal authority of Subscriber to comply in all material respects with Subscriber’s obligations under this Subscription Agreement.

(e)    Subscriber is an accredited investor or a non-U.S. person, satisfying the applicable requirements set forth on Schedule A. Subscriber represents that it is purchasing the Acquired Shares for its own account (and not for the account of others) or for one or more separate accounts maintained by it as a fiduciary or agent for the benefit of one or more other accredited investors and not with a view to the distribution thereof in violation of the securities laws; provided, that the disposition of Subscriber’s property shall at all times be within Subscriber’s control. Subscriber understands that the Acquired Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Acquired Shares other than as provided for in Section 5 of this Subscription Agreement. Subscriber further represents and warrants that it will not sell, transfer or otherwise dispose of the Acquired Shares or any interest therein except in a registered transaction or in a transaction exempt from or not subject to the registration requirements of the Securities Act and except in accordance with the terms and conditions of this Subscription Agreement. Subscriber acknowledges that the Acquired Shares will be subject to transfer restrictions as set forth on Exhibit A to this Subscription Agreement.

(f)    The purchase of Acquired Shares by Subscriber has not been solicited by or through anyone other than the Issuer.

(g)    Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions as set forth on Exhibit A to this Subscription Agreement, unless and until such transfer restrictions have been removed in accordance with Section 5 of this Subscription Agreement and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(h)    Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer and the transactions contemplated hereby. Subscriber represents and warrants that Subscriber was given the opportunity to ask questions and receive answers concerning the terms and conditions of the Subscription and to obtain any additional information which the Issuer possessed or could acquire without unreasonable effort or expense.

(i)    Subscriber became aware of the offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j)    Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k)    Subscriber represents and warrants that neither Subscriber nor any of its officers, directors, managers, managing members, general partners or any other individual acting in a similar capacity or carrying out a similar function, is (i) a person or entity named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom. Subscriber further represents that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(l)    Subscriber is not and is not acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), or a church plan (as defined in Section 3(33) of ERISA).

(m)    At the Subscription Closing, Subscriber will have sufficient funds to pay the amounts contemplated by Section 1.

5.    Registration Rights.

(a)    Shelf Registration Statement. The Issuer agrees that it will file with the Commission (at the Issuer’s sole cost and expense) a registration statement on Form S-3 promulgated under the Securities Act (which, if Issuer is then a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), shall be filed pursuant to General Instruction I.D. of Form S-3) (an “Automatic Shelf Registration Statement”) registering the resale of the Registrable Securities (the “Registration Statement”) (x) on the date which is six (6) months following the Subscription Closing Date, unless counsel for the Issuer shall have delivered to Subscriber and the Transfer Agent a legal opinion within five (5) business days prior to such date that Subscriber does not constitute an affiliate of the Issuer under the Securities Act (and counsel for Subscriber agrees with such legal opinion) or (y) within ten (10) business days after Subscriber delivers a written request to file a Registration Statement, if at any time and from time to time after the date which is six (6) months following the Subscription Closing Date Subscriber requests counsel for the Issuer to deliver to Subscriber and the Transfer Agent a legal opinion in connection with a planned sale of Registrable Securities that Subscriber does not constitute an affiliate of the Issuer under the Securities Act and counsel for the Issuer is unwilling or unable to deliver such a legal opinion within five (5) business days after receipt of such request or counsel for Subscriber does not agree with such legal opinion, and thereafter the Issuer shall use its commercially reasonable efforts, if the Registration Statement is not an Automatic Shelf Registration Statement, to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the date the Registration Statement is filed if the Commission notifies the Issuer that it will “review” the Registration Statement and (ii) the 10th business day after the date the Issuer is notified in writing by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Issuer to effect the registration of the Registrable Securities, and Subscriber shall use reasonable efforts to execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. Following the Effectiveness Date, if the transfer restrictions as set forth on Exhibit A to this Subscription Agreement are no longer required by the Securities Act or any applicable state securities laws, upon request of Subscriber, the Issuer shall use its commercially reasonable efforts to cooperate with Subscriber to have such transfer restrictions removed, including providing authorization to the Transfer Agent within five (5) business days of the Issuer’s receipt of such request.

(i)    All Registration Expenses shall be borne by the Issuer. It is acknowledged that Subscriber shall bear, with respect to Subscriber’s Registrable Securities being sold, all underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing Subscriber.

(ii)    As used in this Section 5 or elsewhere in this Subscription Agreement, the following terms shall have the following meanings:

(1)    “Registration Expenses” shall mean the out-of-pocket expenses relating to the filing of the Registration Statement, including, without limitation, the following: (A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc (“FINRA”), including reasonable fees and disbursements of outside counsel for the underwriters in connection with such FINRA filings, if any) and any national securities exchange on which the shares of Common Stock are then listed; (B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the underwriters in connection with blue sky qualifications of Registrable Securities, if any); (C) printing, messenger, telephone and delivery expenses; (D) fees and disbursements of counsel for the Issuer; and (E) fees and disbursements of all independent registered public accountants of the Issuer incurred specifically in connection with such registration.

(2)    “Registrable Security” shall mean any of the Acquired Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Acquired Shares, until the earliest to occur of: (A) the Registration Statement shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with the Registration Statement; (B) such Acquired Shares shall have ceased to be outstanding; (C) such Acquired Shares have been sold without registration pursuant to Rule 144 (or any successor rule promulgated thereafter by the Commission); and (D) such Acquired Shares have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

(b)    Registration Cooperation. At its expense, the Issuer shall:

(i)    except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities, and (ii) the date on which counsel for the Issuer has delivered a legal opinion that Subscriber does not constitute an affiliate under the Securities Act, which such legal opinion has been agreed to by counsel to Subscriber. The period of time during which the Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)    advise Subscriber within two (2) business days:

(1)    when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(2)    of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(3)    of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(4)    of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)    subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Issuer;

(iii)    use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

(iv)    upon the occurrence of any event contemplated in Section 5(b)(ii)(5), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of the prospectus forming part of the Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)    use its commercially reasonable efforts to cause all Registrable Securities to be listed on Nasdaq and each other national securities exchange (within the meaning of the Exchange Act), if any, on which the shares of Common Stock issued by the Issuer have been listed;

(vi)    use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities as required hereby; and

(vii)    use its commercially reasonable efforts to allow Subscriber to review disclosure regarding Subscriber in the Registration Statement.

(c)    Suspension Event. Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement, or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the written advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the written advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two (2) occasions, for more than thirty (30) consecutive calendar days each during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event (such notice to include a certificate signed by the Issuer’s chief executive officer stating that upon the written advice of legal counsel, a Suspension Event has occurred) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable

Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)    Opt-Out Notice. Subscriber may deliver written notice (including via email in accordance with Section 8(l) of this Subscription Agreement) (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of the Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such notice of Suspension Event that would have been provided, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability, and Subscriber shall comply with any restrictions on using the Registration Statement during such Suspension Event.

(e)    Subscriber Indemnification. The Issuer agrees to indemnify and hold Subscriber, each person, if any, who controls Subscriber within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Subscriber within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Acquired Shares (collectively, the “Subscriber Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by Subscriber directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made), not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Issuer by Subscriber expressly for use therein.

(f)    Issuer Indemnification. Subscriber agrees to indemnify and hold harmless the Issuer, each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Issuer within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Acquired Shares (collectively, the “Issuer Indemnified Parties”), harmless against any and all Losses incurred by the Issuer directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein of a material fact necessary in order to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made), not misleading, insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Issuer by Subscriber expressly for use therein. Notwithstanding the foregoing, Subscriber’s indemnification obligations under this Section 5(f), in the aggregate, will not exceed the Purchase Price.

6.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of:

(a)    upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement,

(b)    by Subscriber, if the Issuer breaches any of its representations, warranties, covenants or agreements contained herein, which breach would cause the failure of any of the conditions to Subscriber’s obligation to consummate the Subscription Closing set forth in Section 2(b), and such breach is not cured (if capable of being cured) within ten (10) business days after written notice of such breach by Subscriber, provided that Subscriber is not then in material breach of any of its representations, warranties, covenants or agreements contained herein,

(c)    by the Issuer, if Subscriber materially breaches any of its representations, warranties, covenants or agreements contained herein, which breach would cause the failure of any of the conditions to the Issuer’s obligation to consummate the Subscription Closing set forth in Section 2(b), and such breach is not cured (if capable of being cured) within ten (10) business days after written notice of such breach by the Issuer, provided that the Issuer is not then in material breach of any of its representations, warranties, covenants or agreements contained herein, and

(d)    by either party, if there is a change in law, or an applicable governmental authority (including a court of competent jurisdiction) imposes a binding, non-appealable restriction, requirement or order, that prohibits the consummation of the transactions contemplated by this Agreement;

provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach; provided, further, that upon any termination under this Subscription Agreement, the obligations of Section 5, Section 7, Section 8, and the provisos of this Section 6 shall survive.

7.    Issuer’s Covenants.

(a)    With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of the Issuer to the public without registration, the Issuer agrees, until all of the Registrable Securities are sold by Subscriber, to:

(i)    make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)    file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(iii)    furnish to Subscriber so long as it owns the Registrable Securities, as promptly as practicable upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer with the Commission and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration; and

(iv)    in connection with a sale by Subscriber pursuant to Rule 144, if the transfer restrictions as set forth on Exhibit A to this Subscription Agreement are no longer required by the Securities Act or any applicable state securities laws, upon request of Subscriber, the Issuer shall use its commercially reasonable efforts to cooperate with Subscriber to have such transfer restrictions removed, including providing authorization to the Transfer Agent within two (2) business days of the Issuer’s receipt of such request.

(b)    The Issuer shall use all of the proceeds from the sale of the Acquired Shares solely to fund the Transaction as contemplated in this Subscription Agreement (except that up to $10 million of such proceeds may be used for general working capital purposes).

(c)    Following the Subscription Closing, unless relying on Regulation S, the Issuer agrees to file a Form D with respect to the Acquired Shares as required under Regulation D under the Securities Act and to provide a copy thereof to Subscriber promptly after such filing. The Issuer shall make all filings and reports relating to the offer and sale of the Acquired Shares required under applicable securities or “Blue Sky” laws of the states of the United States, if applicable, following the Subscription Closing.

(d)    Except as required by applicable law (including the requirement of any stock exchange or securities regulatory authority), the parties hereto shall not (and the parties shall cause their respective affiliates not to) release any public statement regarding the Transaction, this Agreement or the transactions contemplated thereby (including the identity of any party or financial terms of the Transaction Agreements), without the prior written consent of the other parties, not to be unreasonably withheld, conditioned or delayed. In each case in which applicable law requires a party’s release of any such public statement without the other party’s prior consent, such releasing party shall use reasonable efforts to provide a copy of such release or statement to the other parties in advance of such release and to incorporate the other party’s reasonable comments thereon.

8.    Miscellaneous.

(a)    Subscriber acknowledges that the Issuer, and the Issuer acknowledges that Subscriber, will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Subscription Closing, each party agrees to promptly notify the other party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

(b)    Each party is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Disclosure of Subscriber’s name shall be subject to the notice provisions set forth in Section 8(l) of this Subscription Agreement.

(c)    Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder may be transferred or assigned (other than the transfer and assignment of (i) the Acquired Shares acquired hereunder, if any, subsequent to Subscriber’s purchase of such Acquired Shares at the Subscription Closing and in accordance with Subscriber’s representations and warranties herein; (ii) any or all of Subscriber’s rights and obligations under this Subscription Agreement to its affiliates, subject to, if such transfer or assignment is prior to the Subscription Closing, such affiliates executing a subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the purchase price described in Section 1 and other terms and conditions; and (iii) after the Subscription Closing, Subscriber’s rights pursuant to Section 5, Section 7 and Section 8 of this Subscription Agreement to any purchaser of the Acquired Shares that receives the Acquired Shares without the removal of the transfer restrictions set forth on Exhibit A of this Subscription Agreement). Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned by the Issuer.

(d)    All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

(e)    The Issuer may request from Subscriber such additional information as may be reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares and to comply with the Issuer’s registration obligations under Section 5 of this Subscription Agreement, and Subscriber shall take reasonable efforts to provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(f)    This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g)    This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns; provided, that the parties acknowledge and agree that such indemnified parties with respect to Section 5(e) and Section 5(f) shall each be a third-party beneficiary to this Subscription Agreement, and that the Transfer Agent shall be a third-party beneficiary of the representations and warranties of Subscriber contained in Section 4 of this Subscription Agreement, and in each case with respect thereto shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

(h)    Subject to Section 8(c), and except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns as if it were a party hereto. Without limiting the generality of the foregoing, a “successor” of a person shall include any transferee of majority ownership and control of such person after the date hereof.

(i)    If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)    This Subscription Agreement may be executed in one (1) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

(k)    Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein, except as otherwise expressly provided herein.

(l)    All notices and other communications hereunder shall be in writing and shall be deemed given (i) if delivered personally, when received, (ii) if transmitted by electronic mail, on the date of transmission if the receiving party confirms its receipt of such electronic mail, or the next business day, if the receiving party does not confirm its receipt of such electronic mail, or (iii) if by international courier service, on the fourth business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. Such communications, to be valid, must be addressed as follows:

(1) if to Subscriber, to such address set forth on the signature page hereto;

with a copy to (which copy shall not constitute notice):

Covington & Burling LLP

Salesforce Tower, 415 Mission Street, Suite 5400

San Francisco, CA 94105-2533

Attn: Denny Kwon

Email: dkwon@cov.com

(2) if to the Issuer, to:

Sunrun Inc.

225 Bush Street, Suite 1400

San Francisco, CA 94104

Attention: Chief Product Officer

with a copy to:

Sunrun Inc.

225 Bush Street, Suite 1400

San Francisco, CA 94104

Attention: General Counsel

Email: legalnotices@sunrun.com

with further copy to (which copy shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

Attention: John Cook

Email: jcook@orrick.com

(m)    This Subscription Agreement shall be governed by the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

(n)    The parties agree that any dispute or controversy arising out of, relating to, or in connection with this Subscription Agreement or the transactions contemplated hereby (a “Dispute”) shall be arbitrated pursuant to the provisions of the Rules of Arbitration of the International Chamber of Commerce (the “ICC Arbitration Rules”), by three arbitrators (the “Tribunal”) appointed in accordance with the ICC Arbitration Rules. Such arbitration (“Arbitration”) shall take place in New York City, or such other location as the parties and the Tribunal may agree. The arbitral award (the “Award”) shall (i) be rendered within 120 days after the Tribunal’s acceptance of his or her appointment; (ii) be delivered in writing; (iii) state the reasons for the Award; (iv) be the sole and exclusive final and binding remedy with respect to the Dispute between and among the parties without the possibility of challenge or appeal, which are hereby waived; and (v) be accompanied by a form of judgment. The Award shall be deemed an award of the United States, the relationship between the parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 8(n) shall be deemed commercial. The Tribunal shall have the authority to grant any equitable or legal remedies, including entering preliminary or permanent injunctive relief; provided, however, that the Tribunal shall not have the authority to award (and the parties waive the right to seek an award of) punitive, consequential, special or exemplary damages.

EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

The parties agree that, subject to any non-waivable disclosure obligations under applicable law, the Arbitration, and all matters relating thereto or arising thereunder, including the existence of the Dispute, the Arbitration and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any decision of the Tribunal or Award), shall be kept strictly confidential, and each party hereby agrees that such information shall not be disclosed beyond: (i) the Tribunal and necessary support personnel; (ii) the participants in the Arbitration; (iii) those assisting the parties in the preparation or presentation of the Arbitration; (iv) other employees or agents of the parties with a need to know such information for purposes of the Arbitration; and (v) any third parties that are subpoenaed or otherwise provide discovery in the Arbitration proceedings, only to the extent necessary to obtain such discovery. In all events, the parties participating in the Arbitration proceedings shall treat information pertaining to the Arbitration with the same care that they treat their most valuable proprietary secrets. In the event that applicable law imposes upon any party an obligation to disclose the fact of the Arbitration or the nature of the claims or counterclaims asserted, such party shall disclose no more than the minimum information required by law after first consulting with and attempting in good faith to reach agreement with the opposing party regarding the scope and content of any such required disclosure.

Each party shall bear its own legal fees and costs in connection with the Arbitration; provided, however, that each such party shall pay one-half of any filing fees, fees and expenses of the Tribunal or other similar costs incurred by the parties in connection with the prosecution of the Arbitration.

Notwithstanding any provisions of this Subscription Agreement, or any statute protecting the confidentiality of the Arbitration and proceedings taken in connection therewith, in the event that any party in the Arbitration (the “Respondent”) is required to defend itself in response to later proceedings instituted by another party in any court, relating to matters decided in the Arbitration, such party shall be relieved of any obligation to hold confidential the Arbitration and its proceedings in order to submit, confidentially if and to the extent possible, sufficient information to such court to allow it to determine whether the doctrines of res judicata, collateral estoppel, bar by judgment, or other, similar doctrines apply to such subsequent proceedings.

(o)    Except as expressly set forth in this Subscription Agreement, no former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners, representatives or assignees of Subscriber or any former, current or future equity holder, controlling person, director, officer, employee, agent, affiliate, member, manager, general or limited partner, representative or assignee of any of the foregoing, shall have any obligation to the Issuer or to any other person hereunder in connection with the transactions contemplated hereby.

(p)    No delay or omission to exercise any right, power or remedy accruing to any party under this Subscription Agreement, upon any breach or default of any other party under this Subscription Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Subscription Agreement, or any waiver on the part of any party of any provisions or conditions of this Subscription Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Subscription Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature pages follow]

IN WITNESS WHEREOF, each party has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

SUNRUN INC.

By:	/s/ Lynn Jurich
Name:	Lynn Jurich
Title:	Chief Executive Officer

Date: July 29, 2020

[Signature Page to Subscription Agreement]

SUBSCRIBER:

SK E&S CO., LTD.

By:	/s/ Daejin Choi
Name:	Daejin Choi
Title:	Senior Vice President

Date: July 29, 2020

Address:	26, Jong-ro
Jongno-gu, Seoul
Republic of Korea, 03188
Attention:	Jaehyun Joseph Kim

[Signature Page to Subscription Agreement]

List of Omitted Schedules and Exhibits

Schedule A – Eligibility Representations of Subscriber

Exhibit A – Restricted Legend